As filed with the Securities and Exchange Commission on November 9, 2006.

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACME PACKET, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-3526641
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

71 Third Avenue, Burlington, MA 01803

(Address of Principal Executive Office)( Zip Code)

ACME PACKET, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
2006 EQUITY INCENTIVE PLAN
2006 DIRECTOR OPTION PLAN

(Full title of the plans)

Andrew D. Ory
Acme Packet, Inc.
71 Third Avenue
Burlington, MA 01803

(Name and address of Agent for Service)

(781) 328-4400

(Telephone Number for agent for service)

Copy to:
Julio E. Vega, Esq.
Matthew J. Cushing, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Telephone: (617) 951-8000
Facsimile: (617) 951-8736

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (4)
Amended and Restated 2000 Equity Incentive Plan
Common Stock (par value $0.001 per share)	8,663,760	$1.32(2)	$11,436,163(2)	$1,224
2006 Equity Incentive Plan
Common Stock (par value $0.001 per share)	3,000,000	$15.38(3)	$46,125,000(3)	$4,936
2006 Director Option Plan
Common Stock (par value $0.001 per share)	300,000	$15.38(3)	$4,612,500(3)	$494
TOTAL:	11,963,760		$62,173,663	$6,654

(1)             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)             Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which the options granted under the Amended and Restated 2000 Equity Incentive Plan may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which the options are exercisable.

(3)             The estimate price of $15.38 per share, which is the average of the high and low proposed initial offering price of the common stock as reported on the NASDAQ Global Market on November 8, 2006, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) and (h), and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(4)             Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

*  Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act 0f 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by Acme Packet, Inc. (“Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)          The Registrant’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act;

(b)         All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration statement referred to in (a) above; and

(c)          The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (file No. 001-33041) filed with the Commission on September 22, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

None.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation, and Article VII of the Registrant’s Amended and Restated By-Laws, provide that the Registrant will indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is discretionary under Delaware law.  The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation and By-Laws may be sufficiently broad to permit indemnification of said directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  The Registrant intends to maintain director and officer liability insurance, if available on reasonable terms, to insure said directors and officers against the costs of defense, settlement, or judgment under certain circumstances.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
4.3	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.
10.1	Amended and Restated 2000 Equity Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.2	2006 Equity Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.3	2006 Director Option Plan of the Registrant (incorporated by reference from Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.4	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan.
10.5	Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for employees and consultants.
10.6	Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for directors.
10.7	Form of Non-Statutory Stock Option Agreement for the 2006 Director Option Plan.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24	Power of Attorney (included in signature page hereto).

Item 9.    Undertakings

1.  Item 512(a) of Regulation S-K:

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.   Item 512(b) of Regulation S-K.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 9th day of November, 2006.

ACME PACKET, INC.

By:	/s/ ANDREW D. ORY
Name: Andrew D. Ory
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew D. Ory, Patrick J. MeLampy, Keith Seidman, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 9th day of November, 2006.

Signature	Title
/s/ ANDREW D. ORY	President and Chief Executive Officer;
Andrew D. Ory	Director (Principal Executive Officer)

/s/ KEITH SEIDMAN	Chief Financial Officer and Treasurer
Keith Seidman	(Principal Accounting and Financial Officer)

/s/ GARY J. BOWEN	Director
Gary J. Bowen

/s/ DAVID B. ELSBREE	Director
David B. Elsbree

/s/ SONJA L. HOEL	Director
Sonja L. Hoel

/s/ ROBERT HOWER	Director
Robert Hower

Chief Technology Officer; Director
Patrick J. MeLampy

/s/ ROBERT G. ORY	Assistant Treasurer; Director
Robert G. Ory

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
4.3	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).
5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.
10.1	Amended and Restated 2000 Equity Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.2	2006 Equity Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.3	2006 Director Option Plan of the Registrant (incorporated by reference from Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (file no. 333-134683)).
10.4	Form of Incentive Stock Option Agreement for the 2006 Equity Incentive Plan.
10.5	Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for employees and consultants.
10.6	Form of Non-Statutory Stock Option Agreement for the 2006 Equity Incentive Plan for directors.
10.7	Form of Non-Statutory Stock Option Agreement for the 2006 Director Option Plan.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24	Power of Attorney (included in signature page hereto).